Exhibit 99.1

Enveric Biosciences Announces Up To $13.9 Million Private Placement Priced At-The-Market Under Nasdaq Rules

$5 million upfront with up to approximately $8.9 million of potential aggregate proceeds upon the exercise in full of warrants

CAMBRIDGE, Mass., April 16, 2026 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company advancing novel neuroplastogenic small-molecule therapeutics to address psychiatric and neurological disorders, today announced that it has entered into definitive agreements for the purchase and sale of 2,222,223 shares of its common stock (or pre-funded warrants in lieu thereof), Series I warrants to purchase up to an aggregate of 2,222,223 shares of common stock and short-term Series J warrants to purchase up to an aggregate of 2,222,223 shares of common stock, at a purchase price of $2.25 per share (or pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $2.00 per share and will be exercisable immediately upon issuance. The Series I warrants will expire five years after the effective date of the Resale Registration Statement (as defined below) and the short-term Series J warrants will expire eighteen months after the effective date of the Resale Registration Statement.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $5 million before deducting placement agent fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the Series I warrants and the short-term Series J warrants, if fully exercised on a cash basis, will be approximately $8.9 million. No assurance can be given that any of the warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the warrants. The closing of the offering is expected to occur on or about April 17, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for product development, working capital and general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of patent protected chemical structures, Enveric is advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Enveric’s lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT2A and 5-HT1B receptors with the potential to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management, including, but not limited to, statements regarding the completion of the offering, including the expected closing date of the offering, the satisfaction of customary closing conditions related to the offering, the exercise of the warrants prior to their expiration and anticipated potential additional aggregate gross proceeds upon the exercise of warrants, and the anticipated use of proceeds from the offering. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: finalize and submit its IND filing to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; obtain licenses and partnerships with pharmaceutical companies; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com